Exhibit 10.3

AMMO, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Original Issue Date: [DATE]

Expiration Date: [DATE], 2025

FOR VALUE RECEIVED, AMMO, Inc., a company incorporated under the laws of Delaware (the “Company”), hereby certifies that [NAME], or its registered assigns (the “Holder”) is entitled to purchase from the Company a number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant is one of a series of Warrants issued by the Company pursuant to the Company’s private offering described in the Executive Summary of the Company dated January 2, 2020 (as amended and supplemented from time to time and including the annexes thereto, the “Executive Summary”) and the related Subscription Agreements (each a “Subscription Agreement” and collectively, the “Subscription Agreements”).

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Commission” means the U. S. Securities and Exchange Commission or any other applicable federal agency at the time administering the Securities Act.

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“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Conversion Price of the Note” shall mean the conversion price of the Notes as defined therein.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale (or deemed issuance or sale) by the Company after the Original Issue Date of: (a) Common Stock issued upon the exercise of this Warrant; (b) Common Stock (as such number of shares is equitably adjusted for subsequent share splits, share combinations, share dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board and issued pursuant to the approved ESOP (including all such Common Stock and Options outstanding prior to the Original Issue Date); (c) Common Stock issued to consultants pursuant to consulting agreements; (d) Common Stock issued upon the conversion or exercise of Options (other than Options covered by clause (b) above) or Convertible Securities issued prior to the Original Issue Date (including the 8% Convertible Promissory Note offered as part of the same unit as this Warrant), provided, that such securities are not amended after the date hereof to increase the number of Common Stock issuable thereunder or to lower the exercise or conversion price thereof; (e) Common Stock, Options or Convertible Securities issued (i) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital, (ii) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets, or (iii) to lenders as equity kickers in connection with debt financings of the Company, in each case where such transactions have been approved by the Board; (f) Common Stock in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended; or (g) shares of Common Stock, Options or Convertible Securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York, New York time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

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“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” means: (a) if a Qualified Financing has occurred on or before the Maturity Date, the per share or per unit purchase price of the Qualified Financing or (b) if a Qualified Financing has not occurred on or before the maturity date of the Notes, the VWAP in the ten consecutive trading days immediately preceding the Maturity Date, all as subject to adjustment on the terms contained herein.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on such a quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Markets or similar quotation system or association for such day; in each case, averaged over ten (10) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and a majority of the holders that hold notes of the series of notes issued on the Original Issue Date of like tenor as this Note; provided, that if the Board and the Holder are unable to agree on the fair market value per share of the Common Stock within a reasonable period of time (not to exceed thirty (30) days from the Company’s receipt of the Exercise Agreement), such fair market value shall be determined by a nationally recognized investment banking, accounting or valuation firm engaged by the Company. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne equally by the Company and the Holder.

“Holder” has the meaning set forth in the preamble.

“Maturity Date” means _____, 20201

“Nasdaq” means The Nasdaq Stock Market LLC.

“Notes” mean the 8% Convertible Promissory Notes of the Company that are being offered and sold pursuant to the Executive Summary and related Subscription Agreements.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

1 Insert the maturity date of the Notes

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“Original Issue Date” means __________.

“OTC Markets” means the OTC Markets Group Inc. electronic interdealer quotation system, including the OTCQX, OTCQB and OTC Pink Marketplaces.

“Qualified Financing” means the closing of a firm commitment underwritten public offering of Common Stock or Units consisting of Common Stock and warrants to purchase Common Stock which results in gross proceeds of not less than $7.5 million and the Common Stock being traded on a national securities exchange.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then issuable or purchasable upon exercise of this Warrant in accordance with the terms of this Warrant. Specifically, the number of Warrant Shares issuable upon exercise of this Warrant shall equal to the quotient obtained by dividing (i) $___________ [50% of the Principal Amount of Note purchased by the Holder] by (ii) the Conversion Price of the Notes which Conversion Price shall not be known until the Maturity Date. All of the foregoing is subject to adjustment on the terms contained herein.

2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York, New York time, on [DATE], 2025 or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

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(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price; or

(ii) only in the event that a Registration Statement covering the resale of the Warrant Shares by Holder is not effective with the Commission as of a date that is within six (6) months after the Original Issue Date, a Holder may instruct the Company to issue Warrant Shares then issuable upon exercise of all or any part of this Warrant on a net basis such that, without payment of any cash consideration or other immediately available funds, the Holder shall surrender this Warrant in exchange for the number of Warrant Shares as is computed using the following formula:

Where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares for which the Holder has elected to exercise this Warrant pursuant to Section 3(a).

A = the Fair Market Value of one Warrant Share as of the applicable Exercise Date.

B = the Exercise Price in effect under this Warrant as of the applicable Exercise Date.

X = Y(A - B) ± A

(iii) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred shares shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

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(iv) any combination of the foregoing.

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

(c) Delivery of Share Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3 hereof), the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise. The share certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the next whole share.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

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(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any shareholder of the Company and free and clear of all taxes, liens and charges.

(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv) The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of shares, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant.

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4. Adjustment to Exercise Price and Number of Warrant Shares.

(a) Price Protection. Except as provided in (x) Section 4(c) and (y) in the case of an event described in either Section 4(d) or Section 4(e), if the Company shall, at any time during a portion of the Exercise Period in which any or all Warrant Shares may not be resold without restriction pursuant to Rule 144, issue or sell, or in accordance with Section 4(d) is deemed to have issued or sold, any Common Stock without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale), then immediately upon such issuance or sale (or deemed issuance or sale), the Exercise Price in effect immediately prior to such issuance or sale (or deemed issuance or sale) shall be reduced (and in no event increased) to an Exercise Price equal to the lowest price per share at which any such share of Common Stock has been issued or sold (or is deemed to have been issued or sold); provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 of consideration for all such shares so issued or deemed to be issued.

(b) Reserved.

(c) Exceptions To Adjustment Upon Issuance of Common Stock. Anything herein to the contrary notwithstanding, there shall be no adjustment to the Exercise Price with respect to any Excluded Issuance.

(d) Adjustment to Exercise Price and Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

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(e) Adjustment to Exercise Price and Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the shares of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a share dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person, or (v) other similar transaction (other than any such transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Section 4 hereof shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of such consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger, sale or similar transaction). The provisions of this Section 4(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.

(f) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares, securities or assets then issuable upon exercise of the Warrant.

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(g) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding- up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and the terms and conditions of the Shareholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

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6. Holder Not Deemed a Shareholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholders of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant and the Shareholders Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the Shareholders Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

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8. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

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9. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	AMMO, Inc.

7681 E Gray Road

Scottsdale, AZ 85260

E-mail: _______

Attention: ______

with a copy to:	Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Facsimile:

E-mail:

Attention: Joseph M. Lucosky, Esq.

If to the Holder:	At Address set forth in Subscription Agreement

11. Cumulative Remedies. Except to the extent expressly provided in Section 6 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

12. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

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13. Entire Agreement. This Warrant, together with the Subscription Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and the Subscription Agreement, the statements in the body of this Warrant shall control.

14. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

17. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

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19. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

20. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

22. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

AMMO, INC.

By:
Name:
Title:

[Signature Page to AMMO, Inc. Warrant to Purchase Common Stock]

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EXHIBIT A

EXERCISE AGREEMENT

AMMO, Inc.
7681 E Gray Road

Scottsdale, AZ 85260

Attention: ______

1. Exercise Notice. The undersigned holder hereby exercises the right to purchase __________________ of the shares of Common Stock (“Warrant Shares”) of AMMO, Inc., a corporation organized under the laws of Delaware (the “Company”), evidenced by the attached Warrant. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

2. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

[  ] a “Cash Exercise” with respect to __________________ Warrant Shares; and/or

[  ] a “Cashless Exercise” with respect to __________________ Warrant Shares.

3. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $____________ to the Company in accordance with the terms of the Warrant, which sum represents payment in full for the purchase price of the Warrant Shares being purchased, together with all applicable transfer taxes, if any.

4. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

5. Representations and Warranties. The undersigned hereby represents and warrants that the aforesaid Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 8 of the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

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EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only upon transfer of Warrant)

AMMO, Inc.
7681 E Gray Road

Scottsdale, AZ 85260

Attention: ______

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________ the right represented by the attached Warrant to purchase __________________ Common Stock of AMMO, Inc. to which the attached Warrant relates, and appoints ___________________ Attorney to transfer such right on the books of AMMO, Inc., with full power of substitution in the premises.

Dated: ___________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of:

 _______________________________

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